UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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E. I. du Pont de Nemours and Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The email below was sent to certain employees of E. I. du Pont de Nemours and Company ("DuPont") on April 6, 2015:

An all-employee message from Ellen Kullman, Chair and CEO of DuPont.

Dear Colleagues,

Today we are filing with the Securities and Exchange Commission a new investor presentation [hyperlink] that tells our story of progress and demonstrates the strength of the next generation DuPont.  This presentation will be used in upcoming meetings with shareholders and posted on the investor page of DuPont.com, as well as our special website, www.dupontdelivers.com.

Importantly, this presentation shines a bright light on what we within the Company are experiencing first-hand: our momentum is building, and the next generation DuPont is emerging and already delivering more stable growth and higher value. Our innovation platform and cost discipline are driving margin growth and increased earnings, and our ongoing, post-spin business will continue on that path. The ongoing business already has delivered 6% segment sales growth(i) and 19% adjusted operating EPS compound annual growth rate since December 31, 2008.(ii)

I am very proud of the many achievements that have brought us to this point. Among them:

•                  Transforming our portfolio to focus on large, attractive opportunities where our science can deliver the greatest value;

•                  Leveraging our market-driven innovation platform to deliver value-added customer solutions and enhance our competitive position;

•                  Improving productivity and reducing costs, while creating a more streamlined and agile organization—scaled for the next generation DuPont;

•                  Extending our global presence, especially in developing markets; and

•                  Continuing to deliver superior shareholder returns, including significantly increasing our dividend.

This record of accomplishment reflects your talent, dedication and hard work and underscores that each of us has a great deal to contribute as we work together to build the next great era of DuPont.  I encourage you to review the presentation, which also describes the opportunity we see ahead in each of our strategic focus areas. Our vision and strategy for the next generation DuPont and the key progress we are making will continue to be an active theme of our internal dialogue throughout 2015.

The new shareholder presentation also outlines in detail why our Board unanimously concluded that Trian’s agenda to break up and add excessive debt to our Company is not in the best interests of DuPont shareholders, and why having a Trian representative on our Board is a threat to the progress we are making and to the value of our shareholders’ investments in our Company.  Trian’s nominees are committed to their own high-risk, value-destructive agenda.  They offer no incremental value to DuPont’s outstanding Board of Directors and would significantly reduce or eliminate essential experience and skill sets that your Board currently possesses.  The presentation also explains in greater depth how Trian’s value-destructive agenda to break up and add excessive debt to our Company would harm our innovation platform, diminish our global reach, and increase costs—resulting in a less competitive DuPont.

For these reasons, I want to remind you that if you are a shareholder and have received proxy materials, please vote on the WHITE proxy card “FOR” all of DuPont’s director nominees for each account through which you own DuPont stock. It is also very important that you not return any “gold” proxy cards at all, even to withhold your vote.  If you return a “gold” proxy card, it will revoke any previous WHITE proxy card that you may have submitted in support of your DuPont Board nominees. It is important to note that, depending on how you hold your shares, the Trian card may be a very pale gold and may not be easy to distinguish from our WHITE card. However, the word “gold” will appear on the Trian proxy card. Therefore, please read any materials you receive carefully, as your vote on the WHITE proxy card is important. To prevent error, it is best to discard any proxy materials you receive from Trian.

Remember: every vote is important, no matter how many or how few shares you own, and you do not need to wait for the annual meeting to vote. If you have any questions about the voting process, please contact the firm assisting us on this matter: Innisfree M&A Incorporated at (877) 750-9501 (toll free) or (412) 232-3651.

I know we are all beginning to feel the excitement as we look to the future. The results we have delivered to date—and the potential we see ahead—reinforce the importance of supporting DuPont’s exceptionally well-qualified Board members, so that we can continue executing our successful strategy.

I will continue to keep you up to date on our latest communications with shareholders.  In the meantime, thank you for your continued focus and commitment to deliver for all of the many stakeholders who count on DuPont.

Ellen

(i)             Segment sales include transfers and exclude Performance Coatings, Performance Chemicals and Other; Compounded Annual Growth Rate (CAGR) is calculated from 12/31/08 – 12/31/14.

(ii)          Adjusted operating EPS defined as diluted earnings per share from continuing operations excluding non-operating pension/OPEB costs, significant items, Performance Chemicals and Pharma. EPS Compounded Annual Growth Rate (CAGR) is calculated from 12/31/08 – 12/31/14.

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

	Year	Year
RECONCILIATION OF ADJUSTED OPERATING EPS	2014	2008

EPS from continuing operations (GAAP)	3.90	2.28
Add: Significant Items	0.01	0.42
Add: Non-Operating Pension & OPEB Costs / (Credits)	0.10	(0.28)
Operating EPS (Non-GAAP)	4.01	2.42

Less: Performance Chemicals (a),(b)	0.82	0.59
Less: Pharma (c)	0.02	0.73
Adjusted Operating EPS (excluding Performance Chemicals, Pharma) (Non-GAAP)	3.17	1.10

(a) Prior periods reflect the reclassifications of Viton® fluoroelastomers from Performance Materials to Performance Chemicals.

(b) Performance Chemicals operating earnings assumes a base income tax rate from continuing operations of 19.2% and 20.4% for 2014 and 2008, respectively.

(c) Pharma operating earnings assumes a 35% tax rate.

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Forward Looking Statements

This document contains forward-looking statements which may be identified by their use of words like “plans,” “expects,” “will,” “believes,” “intends,” “estimates,” “anticipates” or other words of similar meaning.  All statements that address expectations or projections about the future, including statements about the company’s strategy for growth, product development, regulatory approval, market position, anticipated benefits of recent acquisitions, timing of anticipated benefits from restructuring actions, outcome of contingencies, such as litigation and environmental matters, expenditures and financial results, are forward looking statements. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond the company’s control. Some of the important factors that could cause the company’s actual results to differ materially from those projected in any such forward-looking statements are: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; ability to respond to market acceptance, rules, regulations and policies affecting products based on biotechnology; significant litigation and environmental matters; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, weather events and natural disasters; ability to protect and enforce the company’s intellectual property rights; successful integration of acquired businesses and separation of underperforming or non-strategic assets or businesses and successful completion of the proposed spinoff of the Performance Chemicals segment including ability to fully realize the expected benefits of the proposed spinoff. The company undertakes no duty to update any forward-looking statements as a result of future developments or new information.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

DuPont has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the 2015 Annual Meeting. DUPONT STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS), THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

DuPont, its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from DuPont stockholders in connection with the matters to be considered at DuPont’s 2015 Annual Meeting. Information about DuPont’s directors and executive officers is available in DuPont’s definitive proxy statement, filed with the SEC on March 23, 2015, for its 2015 Annual Meeting. To the extent holdings of DuPont’s securities by such directors or executive officers have changed since the amounts printed in the proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.  Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement and, to the extent applicable, will be updated in other materials to be filed with the SEC in connection with DuPont’s 2015 Annual Meeting. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by DuPont with the SEC free of charge at the SEC’s website at www.sec.gov. Copies also will be available free of charge at DuPont’s website at www.dupont.com or by contacting DuPont Investor Relations at (302) 774-4994.

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